                                                                      EXHIBIT 99


 (Prospective Investor Letter/Request Card - Austin Funding.com Corporation
                                  Letterhead)
                             _______________, 1999


Dear Prospective Investor:

We are pleased to announce that Austin Funding.com Corporation (the "Company"), is offering up to $10,000,000 of its 8% secured subordinated debentures in a Public Offering ("Offering"). The Company is offering the debentures with a minimum purchase of $5,000 to the general public. Net offering proceeds will increase the capital of the Company and, consistent with regulatory restrictions, will support the expansion of the Company's financial services business.

We have available the following materials which will help you learn more about the merits of the Company's debentures as an investment.

         PROSPECTUS: This document provides detailed information about the Company's operations and the proposed debenture Offering.

         DEBENTURE ORDER FORM: This form is used to purchase debentures by returning it with your payment in the business reply envelope enclosed with the Debenture Order Form. The deadline for ordering debentures is 4:00 p.m., Central Standard Time, ___________, 2000.

We invite our employees, customers, local community members and the general public to purchase the Company's debentures in the Offering. Through this Offering you have the opportunity to buy debentures directly from the Company without commission or fee. The board of directors and senior management of the Company fully support this debenture Offering.

If you have additional questions regarding the debenture Offering, please call us at (512) 302-6060, Monday through Friday from 9:00 a.m. to 6:00 p.m. or stop by the Debenture Sales Center located at ______________________________, in Austin, Texas.

Sincerely,


Glenn A. LaPointe
President

This is not an offer to sell or a solicitation of an offer to buy debentures. The offer is made only by the Prospectus.

                               DEBENTURE OFFERING
                              QUESTIONS & ANSWERS


FACTS ABOUT THE OFFERING

AUSTIN FUNDING.com CORPORATION (THE "COMPANY"), A NEVADA CORPORATION IS OFFERING UP TO AN AGGREGATE OF $10,000,000 OF ITS 8% SECURED SUBORDINATED DEBENTURES IN A PUBLIC OFFERING ("OFFERING").

THIS BROCHURE ANSWERS SOME OF THE MOST FREQUENTLY ASKED QUESTIONS ABOUT THE OFFERING AND ABOUT YOUR OPPORTUNITY TO INVEST IN THE COMPANY.

INVESTMENT IN THE DEBENTURES INVOLVES CERTAIN RISKS. FOR A DISCUSSION OF THESE RISKS AND OTHER FACTORS, INVESTORS ARE URGED TO READ THE ACCOMPANYING PROSPECTUS.

WHY IS THE COMPANY OFFERING DEBENTURES?

The net offering proceeds will be used by the Company for general working capital purposes, to repay outstanding indebtedness and to provide funds for the Company to acquire related financial services business.

Is my principal secured?

The principal amount of the debenture due to you at maturity on are 100% secured by obligations of the United States government. These government obligations are held in Trust by Norwest Bank, an FDIC insured depository institution.

WHO IS ELIGIBLE TO PURCHASE THE DEBENTURES IN THE OFFERING?

Any member of the general public.

HOW MUCH IS BEING OFFERED AND AT WHAT PRICE AND UNIT?

The Company is offering up to $10,000,000 of its debentures at a minimum investment of $5,000 through the Prospectus. Debentures must be purchased in increments of $5,000. No purchase may exceed $1,000,000.

HOW DO I ORDER DEBENTURES?

You must complete the enclosed Debenture Order Form. Instructions for completing your Debenture Order Form are contained in this packet. Your order must be received by the Company by 4:00 p.m., Central Standard Time, on ________, 1999.

HOW MAY I PAY FOR MY DEBENTURES?

You may pay for debentures by check, cash or money order. Funds will be placed in an escrow account with Compass Bank ("Bank") and will earn interest from the day funds are received until the completion or termination of the Offering. You will not have access to these funds from the day we receive your order until the completion or termination of the Offering.

MUST I PAY A COMMISSION?

No. You will not be charged a commission or fee on the purchase of debentures in the Offering. However, the Company may pay a commission to the underwriter, Choice Investments, Inc., in connection with the Offering.

IS MY INVESTMENT SECURED?

The debentures are secured by a non-callable zero coupon security in the face amount of $10,000,000 due in 2015, but are otherwise subordinate to the Company's current and future indebtedness.

WHAT ARE MY EARNINGS ON THE DEBENTURES?

The debentures accrue interest at an annual rate of 8%. Interest is payable monthly on the first day of the month. Unless earlier redeemed by the Company, all principal and interest is due and payable in full on December ___, 2015.

HOW WILL THE DEBENTURES BE TRADED?

Prior to the Offering, there has been no public market for the Company's debentures. The Company has applied to have the debentures traded in the over-the-counter market and listed in the "yellow sheets" published by the National Quotation Bureau, LLC. It is unlikely that an active trading market will develop for the debentures.

FOR ADDITIONAL INFORMATION YOU MAY CALL OUR DEBENTURE INFORMATION CENTER AT
(512) 302-6060, Monday through Friday from 9:00 a.m. to 6:00 p.m. Central Standard Time.

THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY DEBENTURES. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS.

THE OFFERING

Debentures        Up to $10,000,000 in aggregate principal amount of 8% secured subordinated debentures due 2015. Debentures will only be issued in a minimum amount of $5,000 and $1,000 increments thereafter.

Maturity date     December 31, 2015.

Interest and
interest payment
dates             The debentures accrue interest at an annual rate of 8%.
                  Interest is payable monthly on the first day of the month. All principal and interest is due and payable in full on December 31, 2015.

Redemption        We may redeem the debentures at our option, in whole or in part, at any time after December 31, 2001.

                  Redemption prices are equal to the principal amount plus accrued and unpaid interest to the date of redemption.

Security Our obligation to pay the principal of and interest on the debentures will be secured by a pledge of one or more non-callable United States Government or Government Agency Zero Coupon Bonds in the face amount of the debentures sold in the offering due on or about December 31, 2015 (the "Zero Coupon Bond") owned by us and pledged to the Trustee as security for the debentures.

Subordination     The debentures are junior in right of repayment to all of our existing and future senior indebtedness. The debentures are also effectively subordinate in right of payment to all of our subsidiaries' indebtedness and other liabilities, including AFC. At September 30, 1999, we and our subsidiary had outstanding approximately $6.6 million of senior indebtedness.

                  This number includes trade and other payables outstanding. It does not include intercompany liabilities and liabilities that are not required to be reflected on a balance sheet by generally accepted accounting principles.

Trustee           Norwest Bank Minnesota, N.A.

Market maker      The debentures are not listed on any securities exchange or included for quotation on any quotation system, and no established trading market exists. Choice Investments, Inc.
                  intends to make a market in the debentures but is under no obligation to do so, and such market making, if commenced, may be terminated at any time.

Use of Proceeds   We intend to use the net proceeds of this offering to fund the expansion of lending activities; acquire financial service businesses; repay outstanding indebtedness; and for working capital and general corporate purposes. Approximately
                  $3.3 million of the gross proceeds of the offering will be used to purchase the Zero Coupon Bonds being used as security in the debenture assuming the sale of all $10,000,000 of debentures.

Risk Factors      The debentures offered hereby are speculative and involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See
                  "Risk Factors" in the Prospectus.

Please remember that these securities:

o  are not bank accounts or deposit accounts;

o  are not federally insured by the FDIC;

o  are not insured by any other state or federal agency; and

o  are secured only by the zero coupon bonds.

This is only a partial summary of the terms of the debentures and a prospective investor should read the prospectus enclosed herein.

DEBENTURE ORDER FORM                            AUSTIN FUNDING.COM CORPORATION


Note: Please read the Debenture Order Form Guide and Instructions attached to this form before completion.

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DEADLINE
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The Offering ends at 4:00 p.m., Central Standard time, on _____, 1999. Your
Debenture Order Form, properly executed and with the correct payment, must be received at the address on the bottom of this form by this deadline or it may be considered void.
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NUMBER AND AMOUNT OF DEBENTURES
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         (1)  Amount of Debenture*  $
                                     -----------------

              Amount of Debenture** $
                                     -----------------

              Amount of Debenture** $
                                     -----------------

              Amount of Debenture** $
                                     -----------------

                                     -----------------
         (2)  Total Amount Due      $
                                     -----------------



*The minimum dollar amount which may be subscribed for is $5,000, and debentures must be purchased in increments of $5,000. ** If more than one, indicate the amount and ownership (see 5 & 6 below). The maximum amount of debentures which may be subscribed for is $1,000,000 in the Offering.

-------------------------------------------------------------------------------
Method of Payment                                    Purchaser Information
-------------------------------------------------------------------------------
(3) ___  Enclosed is a check, bank draft or money    (4) ___  Check here if you are a director, officer or
         order  payable to Compass Bank for                   employee of Austin Funding Corporation or
         $_______________ (or cash if presented in            a member of such person's immediate family.
         person)


Payments will be deposited in an Escrow Account with Compass Bank, Austin, Texas. Payment by check, cash or money order will earn interest in the Escrow Account until the debenture offering closes.

----------------------------------------------------------------------------------------------------------------------
DEBENTURE REGISTRATION
----------------------------------------------------------------------------------------------------------------------
(5)  Form of debenture ownership
               Individual                   Uniform Transfer to Minors          Partnership
      ----                          ----                               ----
               Joint Tenants (WROS)         Uniform Gift to Minors              Individual Retirement Account
      ----                          ----                               ----
               Tenants in Common            Corporation                         Fiduciary/Trust (Under Agreement Dated
      ----                          ----                               ----
                                                                                        -------------------)
(6)  Name (Please Print Clearly)                                       Social Security or Tax. I.D.
                                -----------------------------                                       ------------------
     Name                                                              Daytime Telephone
           --------------------------------------------------                             ----------------------------
     Street Address                                                    Evening Telephone
                    -----------------------------------------                             ----------------------------
     City               State          Zip Code                        County of Residence
           -------------       --------         -------------                              ---------------------------

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NASD AFFILIATION (This section only applies to those individuals who meet the delineated criteria.)
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_____ check here if you are a member of the National Association of Securities
Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (i) not to sell, transfer or hypothecate the debentures for a period of 150 days following the issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.

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ACKNOWLEDGEMENT
-------------------------------------------------------------------------------

By signing below, I acknowledge receipt of the Prospectus dated __________________, 1999 and that I have reviewed the provisions therein and understand that I may not change or revoke my order once it is received by Choice Investments, Inc. I certify that this debenture order is for my account only and there is no agreement or understanding regarding any further sale or transfer of these debentures.

Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item, (2) above, if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of underreporting interest or dividends on your tax return.

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SIGNATURE
-------------------------------------------------------------------------------

Sign and date the form. When purchasing as a custodian, include your full title. An additional signature is required only when payment is by withdrawal from an account that requires more than one signature to withdraw funds.

YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF THE PROSPECTUS. THIS ORDER IS NOT VALID IF NOT SIGNED. If you need help completing this Form, you may call the Debenture Sales Center at (512) 302-6060.


-------------------------------------------------------------------------------
Signature                     Title (if applicable)                       Date


-------------------------------------------------------------------------------
Signature                     Title (if applicable)                       Date

Broker Assisted Orders-Refer to Prospectus.


-------------------------------------------------------------------------------
A.E. Name                       R. R. Number                   B/D Name


-------------------------------------------------------------------------------
B/D Mailing Address/City/State/Zip Code                        Telephone Number


FOR OFFICE USE ONLY

                                                                        DEBENTURE SALES CENTER
Date Rec'd      /   /               Order #          Batch #            5900 Balcones Drive
            --- --- ---                    --------         ------      Austin, Texas 78731
Check #                             Category                            (512) 302-6060
       ----------------                      --------------------
Amount $                            Initials
        --------------                       --------------------

                         AUSTIN FUNDING.COM CORPORATION

                              DEBENTURE ORDER FORM
                             GUIDE AND INSTRUCTIONS

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                           DEBENTURE OWNERSHIP GUIDE

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INDIVIDUAL

The debenture is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

JOINT TENANTS

Joint Tenancy with Right of Survivorship identifies two or more persons as owners of the debenture. Upon the death of one of the owners, ownership automatically passes to the surviving tenant(s). You may not list beneficiaries for this ownership.

TENANTS IN COMMON

Tenants in Common identifies two or more persons as owners of the debenture. When a debenture is held by tenants in common, upon the death of one co-tenant, ownership of the debenture will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of debentures held by tenants in common. You may not list beneficiaries for this ownership.

INDIVIDUAL RETIREMENT ACCOUNT

Individual Retirement Account ("IRA") holders may make debenture purchases from their IRA through a pre-arranged "trustee-to-trustee" transfer. A debenture may only be held in a self-directed IRA. Please contact the Stock Sales Center if you have any questions about your IRA account or to obtain a list of local brokers who will open a self-directed IRA, or check with your broker.

UNIFORM GIFT TO MINORS/UNIFORM TRANSFERS TO MINORS

For Texas residents and residents of many states, debentures may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act. For residents of most other states, a debenture may be held in a similar type of ownership under the Uniform Gift to Minors Act of the individual states. For either ownership, the minor is the actual owner of the debenture with the adult custodian being responsible for the investment until the minor reaches legal age.

Instructions: If you are a Texas resident and wish to register a debenture in this ownership, check "Uniform Transfers to Minors." For other states, see your legal advisor if you are unsure about the correct registration of your debenture.

On the first "NAME" line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second "NAME line. Only one custodian and one minor may be designated.

CORPORATION/PARTNERSHIPS

Corporations/Partnerships may purchase debentures. Please provide the Corporation/Partnership's legal name and Tax I.D. number.

FIDUCIARIES:

Generally, fiduciary relationships (such as Conservatorship, Legal Trust, Guardianship, etc.) are established under a form of a trust agreement or are pursuant to a court order. Without a legal document establishing a fiduciary relationship, your debenture may not be registered in a fiduciary capacity.

Instructions: On the first "NAME" line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first "NAME" line. Following the name, print the fiduciary "title" such as trustee, executor, personal representative, etc.

On the second "NAME" line, print either the name of the maker, donor or testator OR the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

An example of fiduciary ownership of a debenture in the case of a trust is:
John D. Smith, Trustee for Thomas A. Smith Under Agreement Dated 06/09/87.

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                                ITEM INSTRUCTION

-------------------------------------------------------------------------------

ITEMS 1 AND 2

Fill in the number of debentures, and the amount of each, that you wish to purchase and the total payment due. The amount due is determined by totaling the amounts of all debentures to be purchased. The minimum debenture amount is $5,000, and debentures will be sold only in multiples of $5,000. The maximum purchase amount in the Offering by any person is $1,000,000 of the debentures in the Offering.

ITEM 3

Payment for debentures may be made in cash (only if delivered by you in person) or by check, bank draft or money order made payable to Choice Investments, Inc. DO NOT MAIL CASH. If you choose to make a cash payment, take your Debenture Order Form and payment in person to the Debenture Sales Office listed at the bottom of the Debenture Order Form. Your funds will earn interest as provided in the Prospectus.

ITEM 6

The securities industry has developed a uniform system of registrations that we will use in the issuance of Austin Funding.com Corporation debentures. Print the name(s) in which you want the debentures registered and the mailing address of the registration. Include the first name, middle initial and last name of the debenture holder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.," "Mr.," "Dr.," "special account," etc.

Enter the Social Security or Tax I.D. number of one registered owner. This registered owner must be listed on the first "NAME" line. Be sure to include your telephone number because we will need to contact you if we cannot execute your order as given. Review the Debenture Ownership Guide on this page and refer to the instructions for Uniform Gift to Minors/Uniform Transfer to Minors and Fiduciaries.